Exhibit 21.1
Euronet Worldwide, Inc. Subsidiaries
As of December 31, 2005, Euronet’s wholly owned subsidiaries were:
•	EFT Services Holding B.V., incorporated in the Netherlands

•	Euronet Banktechnikai Szolgaltato Kft. (“Bank Tech”), incorporated in Hungary

•	Euronet Adminisztracios Szolgaltato Kft. (“Administrative Services”) (formerly SatComNet), incorporated in Hungary

•	Bankomat 24/Euronet Sp. z o.o. (“Bankomat”), incorporated in Poland

•	EFT-Usluge d o.o., incorporated in Croatia

•	Euronet Services GmbH, incorporated in Germany

•	Euronet Services spol. s.r.o., incorporated in the Czech Republic

•	Euronet Services SRL, incorporated in Romania

•	Euronet USA Inc. (“Euronet USA”) incorporated in Arkansas, U.S.A.

•	Euronet Holding N.V., incorporated in the Netherlands Antilles (in liquidation)

•	EFT Services Hellas EPE, incorporated in Greece

•	Euronet Services Slovakia, spol. s r.o., incorporated in Slovakia

•	Euronet Corporate Services Beograd, d.o.o., incorporated in Serbia-Montenegro

•	e-pay Limited, incorporated in England and Wales

•	e-pay Holdings Limited, incorporated in England and Wales

•	e-pay Australia Pty Ltd, incorporated in New South Wales, Australia

•	e-pay Australia Holdings Pty Ltd, incorporated in Victoria, Australia

•	e-pay New Zealand Pty Ltd, incorporated in New Zealand

•	Transact Elektronische Zahlungssysteme GmbH, incorporated in Germany

•	Delta Euronet GmbH, incorporated in Germany

•	Cashnet Holding B.V., incorporated in the Netherlands (in liquidation)

•	PaySpot, Inc., incorporated in Delaware, U.S.A.

•	Euronet Telerecarga. S.L., incorporated in Spain

•	Euronet e-pay Spain S.L., incorporated in Spain

•	Call Processing, Inc., incorporated in Texas, U.S.A.

•	Euronet Payments and Remittance, Inc., incorporated in North Carolina, U.S.A.

•	Europlanet a.d. (“Europlanet”), incorporated in the Federal Republic of Serbia

•	Instreamline, S.A., Incorporated in Greece

•	EWI Foreign Holdings Limited, incorporated in Cyprus

•	Euronet Asia Holdings Limited, incorporated in Hong Kong

•	Euronet Services Private Limited, incorporated in India
As of December 31, 2005, Euronet also had shareholdings in the following companies that are not wholly owned:
•	PT G4S Euronet Indonesia (formerly PT Euronet Sigma Nusantara), incorporated in Indonesia, of which 47.02% of the shares are owned by EFT Services Holdings B.V.

•	CashNet Telecommunications Egypt SAE (“CashNet”), an Egyptian company limited by shares, of which 10% of the shares are owned by EFT Services Holdings B.V.

•	e-pay Malaysia Sdn Bhd, incorporated in Malaysia, of which e-pay Limited owns 40% of the share capital.

•	ATX, Ltd. (“ATX”), incorporated in England and Wales, of which 51% is owned by Euronet Worldwide, Inc.

•	Euronet Services LLC incorporated in Russia, of which 95% is owned by EFT Services Holdings B.V.

•	Euronet Meflur Movilcarga S.L. incorporated in Spain, of which 80% is owned by Euronet Spanish Holdings S.L.

•	Euronet Middle East W.L.L., incorporated in Bahrain of which 49% is owned by EFT Services Holdings B.V.

•	Jiayintong (Beijing) Technology Development Co. Ltd., incorporated in the Peoples Republic of China, of which 75% is owned by EFT Services Holding B.V.